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                                                                    EXHIBIT 10.1
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                               [LOGO FOR SATYAM]


                            Associate Stock Option
                                   Plan' 99




























                            Satyam Infoway Limited
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1.0 Objective

    In furtherance of the corporate policy of SATYAM INFOWAY LIMITED (SATYAM) of creating an environment conducive to higher growth opportunities to associates, the Associate Stock Option Plan' 99 (ASOP) is designed to make the associates, partners in progress.

    The plan is aimed at the following :

    . rewarding the associates for their performance and contribution to the success and growth of SATYAM

    . providing them with a good and attractive motivational tool to improve their performance

    . providing an opportunity for the professional partners to become financial partners in the Equity of SATYAM

    . retaining the talent and services of the associates who have contributed to the success of SATYAM

2.0 Definitions

In this plan, unless the context otherwise requires

2.1  "Scheme" means "Associate Stock Option Plan" for Associates

2.2  "SATYAM" means "Satyam Infoway Limited"

2.3  "Board of Directors" means the "Board of Directors of SATYAM"

2.4 "Associate" means Employee of SATYAM either on full time or part time, in the regular service.

2.5 "Trust" means Satyam Infoway Associates Trust constituted in pursuance of the resolutions passed at the Annual General Meeting and Board of Directors meeting approving the Associate Stock Option Plan for associates.

2.6 "Compensation Committee" means a committee of directors constituted and authorised by `the Board of Directors' of SATYAM

2.7 "Warrant" means a document entitling the associate to whom it has been issued/transferred to apply for and get allotted one equity share of SATYAM subject to other clauses of the scheme. However, the warrant shall not entitle the holder to any dividend that may be declared by SATYAM.

2.8 "Conversion Price" means the price determined by the Board of Directors from time to time in accordance with the notifications, guidelines and clarifications issued by SEBI or any other statutory authority from time to time as applicable.

3.0 Administration

3.1 A "Satyam Infoway Associates Trust" will be constituted, in terms of a Trust Deed, as part of the plan to be entrusted with the responsibility of being the Operating Agency for administering the ASOP.

3.2 The trust will be allotted warrants in pursuance of the resolution(s) passed at the Annual General Meeting of SATYAM. The trust will hold those warrants for and on behalf of the associates of SATYAM.

3.3 On the recommendations of the "Compensation Committee", the trust will transfer the warrants to identified associates, with an option to convert the issued warrants into Equity Shares at the rates indicated in the warrants, before conversion date.

3.4 The trust will also be holding the shares allotted to the associates for and on their behalf, in terms of clauses 11.0 to 11.4 dealing with the conversion before the conversion date.

3.5 The Trust will also act as coordinator for disposal of odd lot shares held by Associates.

3.6 The administration of the trust shall be as per the Administration Manual of the trust read with the Trust Deed and the scheme. In cases of incompatibility among the scheme, Trust Deed and the Administration Manual, the provisions of the scheme and Trust Deed shall override the Administration Manual.


4.0 Quantum of the plan

4.1 The trust will be allotted warrants entitling the holders for allotment of shares in terms of the scheme, for a quantum not exceeding 5% of the paid up capital in any one year in terms of the resolution passed at Annual General Meeting for being transferred to eligible associates identified by the "Compensation Committee", which may be increased as per guidelines issued by SEBI from time to time.

5.0  Functions of Compensation Committee

5.1 Guided by the principles of fairness, impartiality and natural justice, the Compensation Committee will study and assess the eligible associates, based on the guidelines for assessment formulated as part of the plan from time to time and make recommendations of identified associates to the Trust.

5.2 The Compensation Committee shall have the right to exclude any one from the list of eligible associates, from being identified for the benefits of the scheme.

5.3 The recommendations of the Compensation Committee shall be final and are not subject to review or appeal at the request/demand of associates.


6.0 Eligible Associates

6.1  Full time and part time associates of SATYAM.

6.2 Out of eligible associates the Compensation Committee shall identify and recommend the associates to the benefits of the scheme.
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7.0 Basis of selection by Compensation Committee

7.1 Basis of selection out of eligible associates shall be as per the guidelines framed and approved by the Board of Directors from time to time.

7.2 The factors to be considered for assessment of associates for selection shall be:

     .  Performance
     .  Organisational Development
     .  Customer Satisfaction

7.3 The weightage to the factors mentioned in clause 7.2 and any addition or deletion to the list of factors shall be decided by the Board of Directors initially and shall be reviewed periodically by the Board of Directors.

7.4 The Board of Directors shall also decide the quantum of eligibility to shares for different categories of associates on the basis of identified parameters and in terms of the scoring of the associates in the assessment.

7.5 The Board shall also determine the minimum scoring that an associate in each category has to score to be considered for the benefits of the scheme.

7.6 The Board of Directors reserves the right to factor different parameters and different weightages for different categories of the associates.

7.7 The Compensation Committee can also recommend associates for awards for exceptional performance and or contribution for the organizational growth.

7.8 The Compensation Committee can also recommend new Associates joining Satyam to the benefits of the scheme, if they are found to be Key Performers.

7.9 The Compensation Committee shall seek the guidance and clarifications if any required, from the Board of Directors in implementing the assessment procedure.


8.0 Issue of warrants

8.1 The trust will hold the number of warrants allotted to the trust for and on behalf of the associates of SATYAM.

8.2 Based on the recommendations of the Compensation Committee, the trust will transfer the number of warrants recommended to identified associate

8.3 The consideration for transfer of warrants by trust will be Re.1/- per warrant to be paid by associate to trust, before the transfer of the warrant.

8.4 The warrants shall not be transferable by any eligible associate, on or before the conversion date, except to the trust in cases of the associate ceasing to be an associate of the company or its subsidiaries by reason of resignation, dismissal or severance of employment due to reasons of non-performance or otherwise. In such cases of severance of employment, the warrants will be transferred back to trust at the same consideration as paid by the associate.

8.5 In the event of the associate dying in harness or attaining the age of superannuation, the rights and obligations under the warrants shall accrue to the legal heirs of the associate or to the associate as the case may be.

8.6 In cases where an associate has different conversion dates for different lots of warrants issued to him, the separate warrant certificates will be issued for each set of warrants with different conversion dates.

8.7 In cases where the warrants entitles an associate, with odd lot (not being marketable lot), the trust will interact with the associates and arrange for making them marketable lots in the best interests of all parties concerned.

8.8 The warrant certificate shall indicate the warrant certificate number, name of the associate holding the warrants, number of warrants held by the associate, Conversion price at which warrants will be converted into shares and the Conversion Date, along with main terms and conditions of issue of warrant.

8.9  The format of the warrant certificate shall be as per Annexure I.


9.0 Conversion Date

9.1 The associate holding warrants may apply for conversion of the warrants on the date mentioned in those warrants/warrant certificates as conversion date.

9.2 The conversion date shall be determined by Advisory Board considering the period of applicability, the date of issue of warrants and lock in period applicable to the associate concerned as per the guidelines approved by Board of Directors from time to time. There shall be a grace period of 30 days from conversion date for exercising the option.

9.3 The warrants shall not be permitted to be converted after the grace period as contained in Clause 10.2 hereof from the conversion date after which all the rights under warrants will become invalid. In such cases the consideration for the warrants paid by associates to the trust will be refunded to the associate.

9.4 Every associate who is entitled for conversion of warrants shall before the conversion date approach Satyam Infoway Associates Trust for initiating the conversion process.


10.0 Conversion Option

10.1 Associates opting for conversion can apply for conversion of warrants into shares in form prescribed for the purpose.

10.2 Associates may at their discretion, opt for conversion on the conversion date of all the warrants held by him/her or some of the warrants. In the event of partial conversion, the consideration paid for warrants not converted shall be refunded.

10.3 On exercise of option, the associate shall submit the letter of conversion to Satyam Infoway Associates Trust, for allotment of shares in his name. The Trust shall collect the consideration for conversion arrived at as a product of number of warrants opted for conversion and the conversion price as reduced by the price of the warrant paid by the associate for the number of warrants opted for conversion by the associate. This option shall be exercised before the expiry of grace period. The collection of consideration shall be in the form of cheques/demand drafts/pay orders in favor of "Satyam Infoway Associates Trust".

10.4 On receipt of the warrants with payment as mentioned in Clause 10.3, SATYAM shall take necessary steps for allotment of shares.
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10.5 Associates who do not want to avail ASOP, may opt out of the scheme any time before conversion date and surrender the warrant certificate to trust for cancellation. Such option can be exercised at their discretion even before issue of warrant certificates by not communicating their acceptance to the offer of warrants.


11.0 Bonus/Rights Issue

11.1 In the event of a Bonus/Rights or any other issue of securities to the existing shareholders, the warrant-holders may be given an opportunity of exercising conversion option, even before conversion date and record date for issue of Bonus/Rights or other issue or shares, to enable the warrant holders to be eligible for issue of rights/bonus shares or other securities, if any. Such opportunity shall be subject to guidelines/ clarifications/ rules framed by SEBI and or any statutory authority.

11.2 The shares allotted because of preponement of conversion option, will be in the custody of the Trust to be released to the associates after the conversion date.

11.3 In the event of severance of employment before conversion date as referred to in clause 8.4 of the scheme, after conversion in accordance with the clause 12.1, the shares shall be transferred back by the associate to the Trust at the conversion price.

11.4 However the shares allotted as bonus/rights shares to the associates, in the capacity of shareholders would not be subjected to lock-in and will be available to be held by the associate. However, they would be subject to same terms and conditions as applicable to the rights/bonus issue.

11.5 The shares allotted as bonus/rights shares to associates under this clause shall not be mortgaged or pledged or hypothecated by the associates.

11.6 The dividends if any, received on the shares held by Trust, on behalf of Associates will be maintained with Trust and be distributed to the Associates on whose behalf the dividends are received, after the conversion date, in case of continuance of employment. In the event of severance of employment the dividends received will be forfeited by the Trust.


12. Lock-In Period

12.1 The warrants held by the associates are not transferable during the validity of the warrant except back to the trust. The said warrants cannot be pledged/hypothecated/ charged/ assigned/ mortgaged or in any manner disposed of or alienated.

12.2 In case of cessation of service as mentioned in clause No.8.4 the warrants shall be forthwith transferred back to the trust, by the associate.

12.3 In case of Bonus/ Rights Issue, where the conversion option is permitted to be exercised before conversion date in terms of clause 11.1, the shares so converted will be subject to lock in period for unexpired period up to conversion date.

12.4 During the lock in period, the shares will be in the safe custody of the trust.
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13.0 Safe Custody

13.1 The trust would be empowered by an agreement with the associate for

     . Safe custody of shares in cases where conversion is permitted before conversion date due to bonus/ rights issue.
     . Issue of a statement, every financial year, during the period of custody, to the associate intimating the number of shares held in trust on behalf of the associate.


14.0 Shares After Conversion

14.1 The shares transferred to the associate after conversion from warrants, shall be the absolute property of the associate and will be held by the associate, subject to the lock-in period.

14.2 As a registered shareholder he will be entitled to all the benefits which may accrue to him such as dividends, bonus, rights, etc.

14.3 Shares issued as bonus shares or rights shares after conversion into shares, after lock in period, will not be subjected to any lock in period.

14.4 The shares arising on conversion shall rank pari passu with all other equity shares of SATYAM for the time being in force; from the date of allotment.


15.0 Loans For Purchase Of Shares

15.1 While the associates are at liberty to contract for loans for purchase/ conversion of shares from outside sources, the terms and conditions of the scheme/policy for granting of loans to associates will apply if the loans are either from SATYAM or the Trust.

15.2 The company shall have lien on the shares converted under the scheme, that are held in the name of the associate, for any moneys due to the company by the associate either due to loans from the company or otherwise.


16.0 Listing of Shares

16.1 The shares allotted to associates on conversion shall be listed on the stock exchanges subject to the terms and conditions of this scheme and terms and conditions of the listing agreement.


17.0 Tax Liability

17.1 Any tax liability on account of issue of warrants/ conversion into shares/ allotment of shares/ transfer of shares shall be that of the associate alone.
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18.0 Modifications to the Scheme

18.1 The Board of Directors reserves the right to change the terms and conditions of the scheme, at any time, at its discretion.

18.2 Such changes in terms and conditions as per clause 18.1 can also be due to any change in the law applicable to the scheme or any mutual agreement between SATYAM and its associates.

18.3 Subject to any law for the time being in force, the changes if any, brought in terms of clause 18.1 would be prospective for implementation and shall not affect the rights and obligations created under the Scheme to SATYAM or associates.


19.0 Contract of Employment

19.1 This scheme shall not form part of any contract of employment between SATYAM and the associate. The rights and obligations of any individual under the contract of employment shall not be affected by his participation in this scheme or any right which he may have to participate in it.

19.2 Nothing in this scheme shall afford any associate any additional right(s) as to compensation or damages in consequence of the termination of such office or employment for any reason.

19.3 This scheme shall not confer any associate any legal or equitable right against SATYAM either directly or indirectly or give rise to any cause of action in law or equity against SATYAM.


20.0 Government Regulations

20.1 This scheme is subject to all applicable laws, rules, regulations, guidelines and to such approvals from any governmental agencies as may be required. In case of any contradiction between the provisions of this Scheme and any provisions, rules, regulations, guidelines issued by any governmental agencies, the provisions of law shall override the provisions of this scheme.

20.2 The associates who are granted warrants/ shares under the scheme shall comply with such requirements of law as may be necessary.


21.0 General Risks

21.1 SATYAM does not guarantee any return on the equity investment made by associates as part of the scheme. Any loss due to fluctuations in the market price of the equity including the shortfall in the expectations or projections and the risks associated with the investment are that of the associate alone.

                        SATYAM INFOWAY ASSOCIATES TRUST

THIS DEED OF TRUST declared and executed on this the 27/th/ day of September, 1999 at Chennai by SATYAM INFOWAY LIMITED, a company incorporated under the Companies Act, 1956 and having its Registered Office at II floor, 1-8-303/36, Mayfair Centre, S.P. Road, Secunderabad - 500 003 represented by its Managing Director, Mr. R. Ramaraj S/o Mr. R. Rajasekhar, aged about 49 years, residing at No.7, Canal Bank Road, K.B.Nagar, Chennai- 600020 Hereinafter referred to as the "AUTHOR" (which expression shall, wherever the context so admits, mean and include successors-in-business and assigns ) OF THE ONE PART

AND

1.   Mr. T.R. Santhanakrishnan, Chief Financial Officer, S/o Mr.
     T.K.Radhakrishnan aged about 42 years residing at A2, Alsa Brent wood, 38, First Main Road, R A Puram, Chennai - 600028;

2. Mr. K. Thiagarajan, General Manager - Finance, S/o Mr. R. Krishnaraj, aged about 33 years, residing at B-13,No.10, South Lock Street, Kottur, Chennai-600085;

3. Mr. Ajit. G. Abraham, Vice President - Human Resources, S/o Mr. P.J. Abraham, aged about 40 years, residing at 3-B, Cedar Park-I, 4/th/ Main Road Extension, Kotturpuram, Chennai-600085,

(Hereinafter referred to as the "TRUSTEES", which expression shall mean and include their respective representatives, assigns) OF THE OTHER PART

WHEREAS the Author is a Public Limited Company incorporated by a Certificate of Incorporation granted by Registrar of Companies on the 12/th/ December, 1995,

WHEREAS the Author has been established for the purposes of carrying on the business of providing internet services and facilitating electronic commerce,

WHEREAS at the meeting of the shareholders of the Author, held on 19/th/ March, 1999 the shareholders considered and approved issue of new equity shares to employees, directly or through the medium of Warrants/Fully Convertible Debetures/Partly Convertible Debentures/any other appropriate instrument or security, at such price and on such terms and conditions as the Board may in their absolute discretion think fit, to a trust to be set-up for the purpose of implementing the scheme of Associates Stock Option Plan or directly to the employees of the Company and whereas the Board of Directors have been authorised to do all things necessary for the purpose,

WHEREAS at a meeting of the Board of Directors of the Author, held on 24/th/ March, 1999 the Board of Directors considered formulating a scheme for providing stock options to its employees and it was unanimously resolved by the Board of Directors of the Author to establish a Trust for the purpose of implementing the Associate Stock Option Plan (hereinafter referred to as the scheme) as formulated, adopted, amended and advised by the Board of Directors of the Author to the Trust subject to such rules and regulations as the Trustees may from time to time frame,

WHEREAS in terms of the resolution of the Board of Directors of the Author, Mr.
R. Ramaraj, Managing Director, has been authorised to establish a Trust for the benefit of the associates of the Author, with its office at Maanasarovar Towers, No.271-A, Anna Salai , Teynampet, Chennai-600018,

WHEREAS in pursuance of the said resolution of the Author, the Author is desirous of setting up a Trust for the benefit of the associates for the purposes of implementing the stock option scheme, and

WHEREAS the Author has requested the Trustees to hold the property of the Trust for the benefit of the beneficiaries subject to the terms and conditions which are set out hereinafter.

NOW THEREFORE THIS TRUST DEED WITNESSETH AS FOLLOWS :


1.  The Trust shall be known as " SATYAM INFOWAY ASSOCIATES TRUST"


2. The word 'Associate' in this document means Employee of Author either on full time or part time, in the regular service and includes full time or part time employees of subsidiary companies of Author.

3. The author makes an initial contribution of Rs. 25,000/- (Rupees Twenty Five Thousand only) (hereinafter referred to as " Trust Fund " towards the Corpus of the Trust).

4. The Author of the Trust agrees to lend such amount of money to the Trustees as may be required from time to time for fulfilling objectives of this Trust. The Trustees agree to hold such monies received together with all accretions, additions and donations which may be received by the Trustees in future from the author subject to the terms and conditions hereof for the benefit of the beneficiaries. The trustees also agree to repay such sums as per the terms and conditions that may be agreed upon from time to time.

5. The objects of the Trust are to provide stock option to the selected associates of the Author. From out of the Trust funds and the additions and accretions made thereto from time to time, the trust shall acquire and / or purchase warrants, shares or any other financial instruments (hereinafter referred to as 'securities') as may be issued from time to time of the Author and / or its subsidiaries only and not of any other company. The Trust shall be further entitled to make over the said securities to the associates of the Author, who are from time to time notified by the Compensation Committee constituted by the Author to be eligible for the benefits under this Trust Deed. The acquisition, holding, transfer, re-purchase or re-transfer and all acts incidental thereto shall be in terms of and in accordance with the scheme as formulated, approved, adopted, amended and advised by the Author from time to time.

6. The trustees shall have the requisite power and authority to frame rules and regulations for the purposes of its administration in accordance with the scheme. The rules and regulations may further provide circumstances in which the benefits under the Trust Deed to a particular employee may be confirmed upon or withdrawn; and in particular the consequences of resignation / termination of the services of the employees with Author. All such rules and regulations framed by the trustees from time to time shall be considered as part and parcel of this Trust Deed itself and the Trust shall be subject to such rules and regulations.

7. The Author agrees to meet the legal and normal administrative expenditure incurred by the trustees for due and efficient management of the affairs and properties of the Trust.

8. The Trust hereby created is irrevocable and the Author does not reserve any power of revocation of the Trust, except for compliance with any laws, rules, regulations, guidelines from any governmental agencies.


9. The Trustees shall upon the receipt of the Trust Fund and upon receipt of such further funds as may be made over to the Trust by the Author shall proceed to acquire such securities in the name of the Trust for the benefit of the beneficiaries.

10. The Trust shall act upon the recommendation of Compensatrion Committee of the Board of Directors constituted in terms of the scheme of the Author, and transfer such number of securities to such beneficiaries of the Trust from time to time, upon receipt of consideration as fixed in terms of the scheme.

11. The receipt(s) of consideration for transfer of securities to beneficiaries shall be passed on to the Author from time to time for full or partial reduction of loans obtained by the Trust for its activities.

12. The Trust shall maintain in its safe-custody the securities acquired by or pending transfer to the beneficiaries.

13. The Trust shall also maintain in its safe-custody the securities transferred to beneficiaries for such period as may be contracted between the trust and the beneficiaries to whom securities have been transferred.

14. During such period of safe-custody, the Trust shall cause a statement to be issued periodically intimating the number of securities held in trust on behalf of the beneficiary.

15. Without prejudice to the generality of the powers vested in the Trustees, the Trustees shall have the following specific powers:

    (a)  to enter into agreements, contracts and to cancel or vary them;

    (b)  to receive any money and to grant receipts and discharge thereof;

    (c) to institute, prosecute and defend all actions and proceedings, including suits, appeals, reviews, revisions execution and the like before the Government, Courts, Tribunals, Revenue, Municipal and Local Authorities and taxation authorities and to represent the Trust before them;

    (d)  to enter into any compromise and to refer to matters to arbitration;

    (e) to engage the service of any persons(s) upon such remuneration and terms as the Trustees may deem fit, to take disciplinary action against them and also to terminate their services;

    (f) to incur all costs and expenses considered by the Trustees to be necessary for the due and efficient management of the affairs and properties of the Trust;

    (g) to open account(s) in such Bank(s) as the Trustees deem fit and operate all such account(s) jointly by any two Trustees authorized by the Trust;

    (h) to delegate to any person(s) all or any of the foregoing powers conferred on the Trustees subject however, to their retaining the ultimate control and direction over the action and conduct of the delegate(s).

    (i) Notwithstanding anything contained in these presents, the Trustees may borrow monies, raise loans, otherwise raise funds with or without interest from Bank(s), financial institutions, companies, employees, individuals or any other trust including Satyam Infoway Limited, as may be considered appropriate by the Trustees, with or without security on any of the properties or assets including bonds, debentures, promissory notes or any other marketable securities forming part of the Trust by way of pledge, mortgage, hypothecation, charge or any other event.

    (j) The Trustees may also pledge, mortgage, hypothecate or otherwise create encumbrances or lien by way of security or otherwise as the Trustees may consider appropriate for securing loans raised or bonds, debentures or other securities issued from time to time by the Trustees for the Trust.

    (k) To recover the interest and other costs of borrowing from the Associate or to sell the securities to meet the costs of borrowing including interest, penalties and other costs.

    (l) All the powers for raising loans and for creating mortgage, pledge, charge hypothecation or other encumbrances or other properties of the Trust including securities may be exercised by any two Trustees, for the time being, of the Trust.

16. At the option of the Associate, Trust may be approached by Associate for disposal of odd lots which may be allotted to him. Trust may accept the responsibility of accepting the odd lots, consolidate such shares in marketable lots, sell them through recognised stockbroker and distribute the proceeds to associates after deducting brokerage and service charges.

17. The Trustees may accept any donation or contribution in cash or otherwise from the Author or any other person for and on behalf of the Trust for the furtherance of the objects of the Trust or upon such terms and conditions, as they may in their absolute discretion think fit and which are not inconsistent with the objects of the Trust.

18. The Trustees shall cause true and accurate accounts to be kept of all monies received and spent relating to all matters of the management of Trust properties or in relation to the carrying out of the objects and purposes of the Trust.

19. The Trustees may from time to time and whenever necessary frame rules and regulations to carry out the objects of the Trust and otherwise for giving effect to the objects and purpose of the trust and also to vary, alter and amend the same from time to time, as they may in their absolute discretion deem fit and proper.

20. The Trustees shall be respectively chargeable only for such monies, stocks, shares, funds and securities, as they shall actually receive, notwithstanding their respectively signing a receipt jointly with others, for the sake of conformity and shall be answerable for their acts, receipts, negligence and defaults respectively. The Trustees may reimburse themselves and pay and discharge out of the Trust Fund all expenses incurred in or about the execution of the Trust or any of their duties under these presents including reasonable travelling expenses etc.,

21. a) The Trustees hereof shall be of such number as may be determined in the manner set out in sub-clause (b) below and until so determined shall be two in number.

         Provided that the number of trustees shall be not less than two.

    (b) The Author shall have the right to appoint and also increase the number of Trustees from time to time. The author can change a Trustee and appoint some other person as Trustee in his place.

    (c) It is hereby declared that Mr. T. R. Santhanakrishnan, Chief Financial Officer, Mr. K. Thiagarajan, General Manager - Finance and Mr.
         Ajit G Abraham, Vice President - Human Resources shall be the present Trustees.

22. Any Trustee may retire at any time without assigning any reasons after giving AUTHOR a three months notice of his intention to retire and without being responsible for any costs occasioned by such retirement.

23. The surviving or continuing Trustees may act notwithstanding any vacancy in their Body.

24. Two of the Trustees present at a meeting shall form a quorum. Mr. T.R. Santhanakrishnan, the first named Trustee shall chair all the Trust meetings. In case of his non - availability for the Trust meetings, the meeting shall stand adjourned to same time and same day of the next week. When the number of Trustees exceed two, the trustees may elect one of them as Chairman of that meeting. At every meeting of the Trustees all questions shall be decided unanimously.

25. A resolution in writing circulated to all Trustees and approved by all the Trustees shall be valid and effective as a resolution passed at a meeting.

26. The Trustees shall not take any decision in the matter of administration of the Trust which is not permitted by the Scheme or which is against the Scheme. The Scheme shall take precedence over the Trust Deed in the matters where there is ambiguity.

27. Any notice / transfer or other document requiring to be signed or executed by the Trustees shall be regarded as properly signed or executed and shall be binding upon the Trustees if signed or executed by any one of the Trustees or by any other person duly authorized so to do by the Trustees, for and on behalf of the Trust.

28. Notices of the meeting of the Trustees and all communications may be sent to the Trustees at their address registered for the time being in the record of the Trust.

29. All meetings of the Trustees shall be held at such place, as the trustees for the time being, may from time to time decide.

30. A Trustee who is a participant or fit to be considered for participation in the Scheme may exercise his powers and execute his duties as such Trustee notwithstanding that he is or may become a participant. No decision shall be invalidated or questioned on the ground that the Trustee or any of them had a direct or other personal interest in the mode or result of such decision or of exercising such power or discretion provided that a Trustee shall not participate in any discussion or vote upon any decision affecting him personally either as a potential or existing participant. But this prohibition shall not apply to any amendment to or termination of the Scheme.

IN WITNESS WHEREOF THE AUTHOR AND THE TRUSTEES HAE SET THEIR HANDS TO THIS DEED THIS THE 27/TH/ DAY OF SEPTEMBER 1999 AT CHENNAI.



WITNESS :


1. /s/ Suchiont Murali                     /s/ R. Ramaraj
   (Suchiont Murali)                           R. RAMARAJ
                                                 (AUTHOR)



2. /s/ P.K. Hari hara Subrananian          /s/ T. T. Santhanakrishnan
   (P.K. Hari hara Subrananian)            T. R. SANTHANAKRISHNAN
                                                        (TRUSTEE)


                                           /s/ K. THIAGARAJAN
                                               K. THIAGARAJAN
                                                    (TRUSTEE)



                                           /s/ AJIT G ABRAHAM
                                           AJIT G ABRAHAM
                                                (TRUSTEE)